UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  November 2, 2020

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
(a)    On November 2, 2020, NextEra Energy Partners, LP (NEP) and two of its indirect subsidiaries, Genesis Solar Holdings, LLC (Genesis Holdings) and Genesis Solar Funding, LLC (Genesis Funding), entered into a membership interest purchase agreement (membership purchase agreement) with a group of investors (investors) including KKR Genesis TL Borrower LLC, which is the Class B purchaser representative and is affiliated with funds managed by Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, KKR) for the purpose of financing the acquisition of the wind and solar projects described below and the recapitalization of certain NEP project companies owning three existing wind projects and one existing solar project. The investors have agreed to pay a total of approximately $1,095 million to Genesis Holdings for 100% of the noncontrolling Class B membership interests of Genesis Holdings, subject to certain closing conditions set forth in the membership purchase agreement. Genesis Funding will retain 100% of the Class A membership interests of Genesis Holdings, and NEP will consolidate Genesis Holdings. Prior to the closing of the membership purchase agreement, NextEra Energy Partners Acquisitions, LLC (NEP Acquisitions), an indirect subsidiary of NEP, will transfer to Genesis Holdings the ownership interests in certain project companies that NEP Acquisitions has agreed to purchase from NEER as described in (b) below. Genesis Holdings will also hold 100% of the Class A membership interests of entities that own: (1) Genesis Solar Energy Center, an approximately 250 megawatt (MW) solar generation facility located in California; (2) Elk City Wind Energy Center, an approximately 99 MW wind generation facility located in Oklahoma; (3) Northern Colorado Wind Energy Center, an approximately 174 MW wind generation facility located in Colorado; and (4) Baldwin Wind Energy Center, an approximately 100 MW wind generation facility located in North Dakota.

The closing of the membership purchase agreement and initial funding of approximately $750 million (initial funding) pursuant thereto is expected to occur in the fourth quarter of 2020, and an additional funding of approximately $345 million (final funding) is expected by the end of the second quarter of 2021, in each case, subject to the satisfaction of customary closing conditions. At the initial funding, the investors are expected to acquire approximately 68% of the total noncontrolling Class B membership interests in Genesis Holdings contemplated under the membership purchase agreement and the remaining approximately 32% at the final funding.

Under the amended and restated limited liability company agreement for Genesis Holdings (the LLC agreement) that will be entered into at closing of the membership purchase agreement, NEP, through its indirect ownership of Genesis Funding, will receive 75% of Genesis Holdings’ cash distributions for the first ten years after closing, and the investors will receive 25%, except that, for the period between the initial and final funding, NEP will receive approximately 83% of Genesis Holdings’ cash distributions and the investors will receive 17%. From the fifth to the tenth anniversary of the initial funding, NEP has the option (the buyout right), subject to certain limitations, to periodically purchase the investors' interest in Genesis Holdings at a buyout price that implies a fixed pre-tax annual return of approximately 6.75% to the investors (inclusive of all prior distributions). If exercised, NEP has the right to pay 100% of the buyout price in NEP non-voting common units, issued at the then-current market price of NEP common units, or cash (or a combination thereof), subject to limitations as described in the LLC agreement. If certain minimum buyouts have not occurred following the six and three-quarter anniversary of the initial funding, the investors' allocation of Genesis Holdings' cash distributions with respect to the Class B membership interests that the investors still own would increase to 99%, but after the tenth anniversary of the initial funding, the investors' allocation of Genesis Holdings' cash distributions with respect to the Class B membership interests that the investors still own would decrease to 80%. Under a registration rights agreement to be entered into at the initial funding, NEP will provide the investors certain registration rights, including the right, beginning in the calendar quarter following the second anniversary of the date on which the buyout right may first be exercised, to require NEP, under certain circumstances, to initiate underwritten offerings for NEP common units issued upon conversion of any NEP non-voting common units issued at the time NEP exercises its buyout right.

Following any exercise of the buyout right in which NEP issues non-voting common units, the investors will have, among other rights, the right to receive pro rata quarterly cash distributions with respect to those NEP non-voting common units they own and the right, subject to certain limitations, to convert the NEP non-voting common units into NEP common units on a one-for-one basis.

The foregoing description of the membership purchase agreement is qualified in its entirety by reference to the agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b)    On November 2, 2020, NEP Acquisitions entered into a purchase and sale agreement with NEP US SellCo, LLC (the seller) and ESI Energy, LLC, both of which are subsidiaries of NextEra Energy Resources, LLC (NEER). Pursuant to the terms of the purchase and sale agreement, NEP Acquisitions agreed to acquire from the seller 100% of the membership interests in Wilmot Energy Center, LLC (Wilmot) and 100% of the Class C membership interests in Pine Brooke Class A Holdings, LLC, (Pine Brooke Holdings) for a total purchase price of approximately $374 million, subject to customary working capital and other adjustments. NEP expects to subsequently receive proceeds from the sale of differential membership interests in Wilmot to result in net consideration of approximately $320 million. Wilmot is an approximately 100 MW solar generation facility and 30 MW energy storage system under construction in Arizona with an expected in service date in early 2021. The Class C membership interests in Pine Brooke Holdings represent an indirect 40% noncontrolling ownership interest in each of:
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•    Soldier Creek Wind, LLC, a project company that owns an approximately 300 MW wind generation facility located in Kansas;
•    Ponderosa Wind, LLC, a project company that owns an approximately 200 MW wind generation facility located in Oklahoma;
•    Blue Summit III Wind, LLC, a project company that owns an approximately 200 MW wind generation facility located in Texas;
•    Saint Solar, LLC, a project company that owns an approximately 100 MW solar generation facility located in Arizona;
•    Taylor Creek Solar, LLC, a project company that owns an approximately 75 MW solar generation facility located in Florida;
•    Harmony Florida Solar, LLC, a project company that owns an approximately 75 MW solar generation facility located in Florida; and
•    Sanford Airport Solar, LLC, a project company that owns an approximately 49 MW solar generation facility located in Maine.

The acquisitions of Wilmot Energy and Pine Brooke Holdings are expected to close during the fourth quarter of 2020, subject to the satisfaction of customary closing conditions and, for Wilmot, the receipt of regulatory approvals. NEER has agreed to continue to manage the construction of Wilmot at its own cost, and to contribute to Wilmot any capital necessary for the construction of the project. If Wilmot does not achieve commercial operation by June 30, 2021, NEP Acquisitions will have the right to require NEER to repurchase the ownership interests in Wilmot Energy for the same purchase priced paid by NEP Acquisitions.

The purchase and sale agreement contains customary representations, warranties and covenants by the parties. The parties are obligated, subject to certain limitations, to indemnify each other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The terms of the purchase and sale agreement were unanimously approved by NEP’s conflicts committee, which is comprised of the independent members of the board of directors of NEP. The conflicts committee retained independent legal and financial advisors to assist in evaluating and negotiating the acquisitions. In approving the acquisitions, the conflicts committee based its decisions, in part, on an opinion from its independent financial advisor. At closing of the acquisition, funds affiliated with KKR will have separately purchased from NEER a 50% noncontrolling ownership interest in Pine Brooke Holdings. NEER will retain a 10% controlling interest in Pine Brooke Holdings and will manage and operate the related projects.

The foregoing descriptions of the purchase and sale agreement is qualified in its entirety by reference to the agreements filed as Exhibits 2.2 and 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

    SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
2.1
Membership Interest Purchase Agreement, dated as of November 2, 2020, among Genesis Solar Holdings, LLC, NextEra Energy Partners, LP, Genesis Solar Funding, LLC, and the Class B purchasers party thereto

2.2*
Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, by and between NEP US SellCo, LLC and NextEra Energy Partners Acquisitions, LLC, as amended by First Global Amendment to Amended and Restated Purchase and Sale Agreement, dated as of September 8, 2016, by and between NEP US SellCo, LLC, NextEra Energy Partners Acquisitions, LLC and ESI Energy, LLC (filed as Exhibit 2.1 to Form 10-Q for the quarter ended September 30, 2017, File No. 1-36518)

2.3
Amendment to Amended and Restated Purchase and Sale Agreement (2020 Projects Annex), dated as of November 2, 2020, by and among NEP US SellCo LLC, NextEra Energy Partners Acquisitions, LLC and ESI Energy, LLC

__________________________
*    Incorporated herein by reference.

Schedules attached to the agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NEP will furnish the omitted schedules to the SEC upon request by the Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 6, 2020

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer
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